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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Dynacq International, Inc. (the "Company") on Form 10-Q for the period ended February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philip
S. Chan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/S/ PHILIP S. CHAN
----------------------------------------
Philip S. Chan, Chief Financial Officer
April 14, 2003



The signed original of this written statement required by Section 906 has been provided to Dynacq International, Inc., and will be retained by Dynacq International, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.